UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2015

ZAZA ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35432	45-2986089
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1301 McKinney Street, Suite 2800 Houston, Texas	77010
(Address of principal executive offices)	(Zip Code)

(713) 595-1900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On August 26, 2015, ZaZa Energy Corporation (the “Company”) received a letter (the “Letter”) from The NASDAQ Listing Qualifications Staff (the “Staff”) stating that the Staff has determined that the Company’s securities will be delisted from The NASDAQ Stock Market LLC (“NASDAQ”).  As previously disclosed, on February 26, 2015, the Company received a deficiency letter from The NASDAQ notifying the Company that the market value of its listed securities had been below the minimum $35 million required for continued listing set forth in NASDAQ Listing Rule 5550(b)(2). The Company did not regain compliance with the market value requirement for continued listing within the 180-day grace period.

The Letter further indicates that, unless the Company requests an appeal, trading of the Company’s common stock will be suspended at the opening of business on September 4, 2015, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which would remove the Company’s securities from listing and registration on NASDAQ.  The Company is permitted to appeal the delisting determination to a NASDAQ hearings panel, and the Company intends to do so.  If the Company’s appeal does not result in overturning the delisting determination, the Company’s securities may be eligible to continue to be quoted on the OTC Bulletin Board or in the “Pink Sheets.”

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 31, 2015

ZaZa Energy Corporation

By:	/s/ Scott Gaille
Scott Gaille Chief Compliance Officer and General Counsel

3